Exhibit 99.1

Eos Energy Enterprises Reports Full Year 2020 Financial Results
Well-positioned to deliver in 2021 as demand shifts to longer-duration storage

February 25, 2021 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced financial results for the full year ended December 31, 2020.

Eos Chief Executive Officer Joe Mastrangelo said, “I’m extremely proud of what we’ve accomplished. Throughout a challenging year, the team at Eos pushed forward to execute on our mission: to accelerate the shift to clean energy with solutions that transform how the world stores power.”

“The increase in energy decentralization, democratization, decarbonization, and demand that Eos envisioned when we were founded more than 12 years ago is playing out,” continued Mastrangelo. “Our Znyth battery technology — optimized for 3- to 12-hour duration — and flexible storage system configurations are well positioned to support the new customers and needs of this evolving energy landscape.”

Mastrangelo concluded, “The market’s response to the Eos approach has been astounding. We’ve shown that the safety, scalability, efficiency, sustainability, and low total cost of ownership of our solution is resonating. The opportunity we have in front of us is extremely promising.”

2020 Business Highlights
Eos made meaningful progress in 2020 on key priorities:
†Built the Hi-Power facility located in Pittsburgh, PA, in partnership with Holtec International
†Integrated the supply chain, establishing strategic supplier relationships
†Launched the Eos Znyth® 2.3 battery
†Manufactured the first commercial order to be shipped January 2021
†Grew pipeline to $3.5 billion as of January 2021
†Successfully listed on Nasdaq

2020 Financial Highlights
Eos finalized the business combination with B. Riley Principal Merger Corp. II in November 2020, which resulted in net proceeds of $126 million after transaction costs and other cash outflows related to the merger. As of December 31, 2020, Eos had cash and cash equivalents of $122 million after additional post-transaction expenses, capital expenditures, general administrative expenses, and cost of sales.

For the year ended December 31, 2020, total revenue was $0.2 million primarily attributable to recognition of previously deferred revenue. Cost of sales were $5.5 million predominantly from the Hi-Power Joint Venture as production began in 2020 and as a result we manufactured few batteries in the year, which resulted in higher attribution of fixed costs and overhead charges. Research & Development expenses were $14.0 million as higher costs were incurred due to significant continued investments in technology and the UL certification process.

2021 Outlook
Eos announced the following outlook for full year 2021:

†Revenue of $50 million
†Backlog of $300 million as of December 31, 2021 to meet our commitments in 2022 and beyond
Eos expects to continue to make investments in its capabilities, technology, and organization. Additional priorities include:
†Expand manufacturing capacity to 800 MWh
†Receive UL certification (expected by 2Q, 2021)
†Launch Generation 3.0 product technology
†Invest in people and culture

Earnings Conference Call and Audio Webcast
Eos will host a conference call to discuss the fourth quarter and full year 2020 financial results on February 25, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-705-6003, or for international callers 1-201-493-6725. The call will also be webcast live from Eos's investor relations website at https://investors.eose.com.

The conference call replay will be available via webcast through Eos’s investor relations website. A telephone replay will be available from 11:30 a.m. ET on February 25, 2021, through March 4, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13715429.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, commercial and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts
Investors	Media
Ed Yuen	James McCusker
ir@eose.com	media@eose.com

February 25, 2021

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Form 8-K filed November 20, 2020 and Form S-1/A filed January 13, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our batteries and performance of services. The backlog is calculated by adding the orders of the current fiscal year to the backlog as of the end of the prior fiscal year and then subtracting the revenue recognized in the current fiscal year. If the amount of an order already recognized in the current or the previous fiscal years is modified or if an order from the current fiscal year is cancelled, we adjust orders for the current quarter and also our backlog accordingly, but do not retroactively adjust previously published backlogs. However, if an order from a previous fiscal year is cancelled, orders of the current quarter and, accordingly, the current fiscal year are generally not adjusted; instead, the existing backlog is revised directly. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company resulting from already recognized orders.

Pipeline. Our pipeline represents projects that we have submitted technical proposals or non-binding quotes plus customers with letter of intents or firm commitments. Pipeline does not include lead generation projects.

February 25, 2021

EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	2020	2019
Revenue
Total revenue	$219	$496

Costs and expenses
Cost of sales	5,509	8,332
Research and development expenses	13,983	11,755
General and administrative expenses	18,883	7,710
Grant expense (income), net	913	(469)
Total costs and expenses	39,288	27,328

Operating loss	(39,069)	(26,832)
Other income (expense)	(29,685)	(52,651)
Net loss	$(68,754)	$(79,483)

Basic and diluted loss per share attributable to common shareholders
Basic	$(7.31)	$(20.22)
Diluted	$(7.31)	$(20.22)

Weighted average shares of Common Stock
Basic	9,408,841	3,930,336
Diluted	9,408,841	3,930,336

February 25, 2021

EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	As of December 31,
	2020	2019
Balance sheet data
Cash and cash equivalents	$121,853	$862
Other current assets	5,514	5,122
Property and equipment, net	5,653	5,316
Investment in joint venture	3,736	589
Total assets	138,264	13,057
Total liability	15,168	87,414
Total Equity (deficit)	123,096	(183,722)

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	For the Year ended December 31
	2020	2019

Cash used in operating activities	(26,559)	(23,834)
Cash used in investing activities	(6,625)	(2,900)
Cash provided by financing activities	154,175	22,098
Net increase (decrease) in cash and cash equivalents	120,991	(4,636)
Cash and cash equivalents, beginning of year	862	5,498
Cash and cash equivalents, end of year	$121,853	$862

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February 25, 2021